EXHIBIT 10.1

                          PLAN OF COMPLETE LIQUIDATION
                               AND DISSOLUTION OF
                               DIGITAL FUEL, INC.

     This Plan of Complete Liquidation and Dissolution (the "Plan") is intended to constitute a plan of distribution under Section 281(b) of the General Corporation Law of the State of Delaware ("DGCL") and accomplish the complete liquidation and dissolution of Digital Fuel, Inc., a Delaware corporation (the "Company"), in accordance with the DGCL.

     1. Approval of Plan. The Board of Directors of the Company (the "Board") has adopted this Plan and presented the Plan to the Company's stockholders to take action on the Plan. If the Plan is adopted by the requisite vote of the Company's stockholders, the Plan shall constitute the adopted Plan of the Company, effective as of such time.

     2. Certificate of Dissolution. Subject to Section 14 hereof, promptly after the stockholders approve the dissolution of the Company, the Company shall file with the Secretary of State of the State of Delaware a certificate of dissolution (the "Certificate of Dissolution") in accordance with the DGCL (the time of such filing, or such later time as stated therein, the "Effective Time").

     3. Cessation of Business Activities. After the Effective Time, the Company shall not engage in any business activities except to the extent necessary to preserve the value of its assets, wind up its business affairs, and distribute its assets in accordance with this Plan.

     4. Continuing Employees and Consultants. For the purpose of effecting the dissolution of the Company, the Company may hire or retain, at the discretion of the Board, such employees, consultants and advisors as the Board deems necessary or desirable to supervise or facilitate the dissolution and winding up of the Company.

     5.  Dissolution Process.

         From and after the Effective Time, the Company (or any successor entity of the Company) shall complete the following corporate actions:
         (i) The Company (a) shall pay or make reasonable provision to pay all claims and obligations, including all contingent, conditional or unmatured contractual claims known to the Company, (b) shall make such provision as will be reasonably likely to be sufficient to provide compensation for any claim against the Company which is the subject of a pending action, suit or proceeding to which the Company is a party, and (c) shall make such provision as will be reasonably likely to be sufficient to provide compensation for claims that have not been made known to the Company or that have not arisen but that, based on facts known to the Company, are likely to arise or to become known to the Company within 10 years after the date of dissolution. Such claims shall be paid or provided for in full if there are sufficient assets. All such claims shall be paid in full and any such provision for payment made shall be made in full if there are sufficient assets. If there are insufficient assets, such claims and obligations shall be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of assets legally available therefor.


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         (ii) The Company shall distribute to its stockholders, in accordance with the liquidation preferences of the Company's Certificate of Incorporation, as amended through the Effective Time, all remaining assets, including all available cash, including the cash proceeds of any sale, exchange or disposition, except such cash, property or assets as are required for paying or making reasonable provision for the claims and obligations of the Company. Such distribution may occur all at once or in a series of distributions and shall be in cash or assets, in such amounts, and at such time or times, as the Board in its absolute discretion, may determine. If and to the extent deemed necessary, appropriate or desirable by the Board, in its absolute discretion, the Company may establish and set aside a reasonable amount of cash and/or property to satisfy claims against the Company, including, without limitation, tax obligations, all expenses related to the sale of the Company's property and assets, all expenses related to the collection and defense of the Company's property and assets, and the liquidation and dissolution provided for in this Plan.

     6. Cancellation of Stock. The distributions to the Company's stockholders pursuant to Section 5 hereof shall be in complete cancellation of all of the outstanding shares of stock of the Company. From and after the Effective Time, and subject to applicable law, each holder of shares of capital stock of the Company shall cease to have any rights in respect thereof, except the right to receive distributions pursuant to and in accordance with Section 5(ii) hereof. As a condition to receipt of any distribution to the Company's stockholders, the Board, in its absolute discretion, may require the Company's stockholders to (i) surrender their certificates evidencing their shares of stock to the Company, or (ii) furnish the Company with evidence satisfactory to the Board of the loss, theft or destruction of such certificates, together with such surety bond or other security or indemnity as may be required by and satisfactory to the Board.
The Company will close its stock transfer books and discontinue recording transfers of shares of stock of the Company at the Effective Time, and thereafter certificates representing shares of stock of the Company will not be assignable or transferable on the books of the Company except by will, intestate succession, or operation of law.

     7. Conduct of the Company Following Approval of the Plan. Under Delaware law, dissolution is effective upon the filing of a certificate of dissolution with the Secretary of State of the State of Delaware or upon such future effective date as may be set forth in the certificate of dissolution.
Section 278 of DGCL provides that a dissolved corporation continues to exist for three (3) years after the date of dissolution for purposes of prosecuting and defending suits by or against the corporation and enabling it to settle and close its business and dispose of and convey its remaining assets, but not for the purpose of continuing the business of the corporation as a going concern. A corporation can continue to exist beyond the three (3) year period, if ordered by a court, for the sole purpose of prosecuting or defending any action, suit or proceeding that was brought before or during the three (3) year period after the date of dissolution, until any judgments, orders or decrees are fully executed. The powers of the directors continue during this time period in order to allow them to take the necessary steps to wind-up the affairs of the corporation.

     8. Absence of Appraisal Rights. Under Delaware law, the Company's stockholders are not entitled to appraisal rights for their shares of capital stock in connection with the transactions contemplated by the Plan.



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     9.  Abandoned Property.  If any distribution to a stockholder cannot be made, whether because the stockholder cannot be located, has not surrendered certificates evidencing the capital stock as required hereunder or for any other reason, the distribution to which such stockholder is entitled shall be transferred, at such time as the final liquidating distribution is made by the Company, to the official of such state or other jurisdiction authorized by applicable law to receive the proceeds of such distribution. The proceeds of such distribution shall thereafter be held solely for the benefit of and for ultimate distribution to such stockholder as the sole equitable owner thereof and shall be treated as abandoned property and escheat to the applicable state or other jurisdiction in accordance with applicable law. In no event shall the proceeds of any such distribution revert to or become the property of the Company.

    10. Stockholder Consent to Sale of Assets. Adoption of this Plan by the requisite vote of the outstanding capital stock shall constitute the approval of the Company's stockholders of the sale, exchange or other disposition in liquidation of all of the property and assets of the Company, whether such sale, exchange or other disposition occurs in one transaction or a series of transactions, and shall constitute ratification of all contracts for sale, exchange or other disposition that are conditioned on adoption of this Plan.

    11. Expenses of Dissolution. In connection with and for the purposes of implementing and assuring completion of this Plan, the Company may, in the absolute discretion of the Board, pay any brokerage, agency, professional and other fees and expenses of persons rendering services to the Company in connection with the collection, sale, exchange or other disposition of the Company's property and assets and the implementation of this Plan.

    12. Compensation. In connection with and for the purpose of implementing and assuring completion of this Plan, the Company may, in the absolute discretion of the Board, pay the Company's officers, directors, employees, agents and representatives, or any of them, compensation or additional compensation above their regular compensation, including pursuant to severance and retention agreements, in money or other property, in recognition of the extraordinary efforts they, or any of them, will be required to undertake, or actually undertake, in connection with the implementation of this Plan. Adoption of this Plan by the stockholders shall constitute the approval of the Company's stockholders of the payment of any such compensation.

    13. Indemnification. The Company shall continue to indemnify its officers, directors, employees, agents and trustees in accordance with its Certificate of Incorporation, Bylaws, and contractual arrangements as therein or elsewhere provided, the Company's existing directors' and officers' liability insurance policy and applicable law, and such indemnification shall apply to acts or omissions of such persons in connection with the implementation of this Plan and the winding up of the affairs of the Company. The Board is authorized to obtain and maintain insurance as may be necessary to cover the Company's indemnification obligations.


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    14.  Modification or Abandonment of the Plan.  Notwithstanding
authorization or consent to this Plan and the transactions contemplated hereby by the Company's stockholders, the Board may modify, amend or abandon this Plan and the transactions contemplated hereby without further action by the stockholders to the extent permitted by the DGCL.

    15. Authorization. The Board is hereby authorized, without further action by the Company's stockholders, to do and perform or cause the officers of the Company, subject to approval of the Board, to do and perform, any and all acts, and to make, execute, deliver or adopt any and all agreements, resolutions, conveyances, certificates and other documents of every kind that are deemed necessary, appropriate or desirable, in the absolute discretion of the Board, to implement this Plan and the transaction contemplated hereby, including, without limiting the foregoing, all filings or acts required by any state or federal law or regulation to wind up its affairs.